QuickLinks -- Click here to rapidly navigate through this document

VELOCITY COMMUNICATION

RESTRICTED STOCK PURCHASE AGREEMENT

April 12, 1999

VELOCITY COMMUNICATION
RESTRICTED STOCK PURCHASE AGREEMENT

        This agreement (the "Agreement") is made as of the 12th day of April, 1999, between VELOCITY COMMUNICATION, a California corporation (the "Company") having its principal offices at 2040 Shoreline Loop, San Ramon, California 94583, and BEHROOZ REZVANI (the "Purchaser").

RECITALS

        A.    The Purchaser is the founder and President of the Company, and the Purchaser's continued participation and employment is considered by the Company to be important for the Company's growth.

        B.    As consideration for the Purchaser's assignment to the Company of certain technology pursuant to the Technology and Asset Assignment Agreement, attached hereto as Exhibit A, and as additional incentive for the Purchaser to provide services to the Company, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase shares of the Company's Common Stock according to the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the following covenants and representations:

        1.     Purchase and Sale of Stock.

          (a)   The Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company, 2,200,000 shares of the Company's Common Stock (the "Shares") at a price of $.001 per share, for an aggregate purchase price of $2,200. The Company will promptly, after delivery of this agreement, issue a certificate representing the Shares registered in the name of the Purchaser.

          (b)   The purchase price for the Shares shall be paid at the time of delivery of this Agreement in cash or by check made payable to the Company.

        2.     Repurchase Option.

          (a)   The Company shall have the right to repurchase a certain number of the Shares (the "Repurchase Option") as set forth in this Section 2.

          (b)   400,000 of the Shares shall not be subject to the Repurchase Option.

          (c)   The Repurchase Option shall apply to 1,800,000 of the Shares and shall lapse with respect to 455,000 of the Shares in the event that the Purchaser completes twelve (12) months of continuous employment with the Company commencing as of the date hereof. Thereafter, the Repurchase Option shall lapse with respect to 1/36 of the Shares which remain subject to the Repurchase Option at the end of each calendar month that the Purchaser remains in the continuous employment of the Company.

          (d)   In the event of a termination of the Purchaser's employment without Cause, as defined in this Section 2(d), the Repurchase Option shall not apply to 303,333 of the Shares that would otherwise be subject to the Repurchase Option. "Cause" means (i) willful failure by the Purchaser to perform his duties, other than failure resulting from the Purchaser's complete or partial incapacity due to physical or mental illness or impairment; (ii) a willful act by the Purchaser which constitutes misconduct and which is materially injurious to the Company; (iii) willful breach by the Purchaser of a material provision of this Agreement after written notice and such breach has not been cured for 10 days; or (iv) a felony or a material and willful violation of a federal or state law or regulation applicable to the business of the Company.

        3.     Stock Splits, etc.

          If, from time to time during the term of this agreement:

          (a)   there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or

          (b)   there is any liquidation or consolidation or merger of the Company with another corporation;

          then, in such event, any and all new, substituted or additional securities, or other property to which the Purchaser is entitled by reason of his ownership of Shares shall be immediately subject to this agreement and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Repurchase Option and other terms of this agreement. In the event of any cash dividend or liquidating distribution made with respect to the Shares, the Company may apply the amount thereof against any indebtedness owed by Purchaser to the Company.

        4.     Restriction on Transfer.

          The Purchaser shall not sell, transfer, pledge, or otherwise dispose of any Shares which remain subject to the Repurchase Option other than a pledge in connection with indebtedness owed to the Company.

        5.     Legends.

          All certificates representing any of the Shares shall have endorsed thereon legends in substantially the following form:

          (a)   "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

          (b)   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES, OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE."

          (c)   Any legend required to be placed thereon by the California Commissioner of Corporations, or required by the applicable blue sky laws of any state.

        6.     Purchaser's Representations.

        In connection with his purchase of the Shares, the Purchaser hereby represents and warrants to the Company as follows:

          (a)   Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for investment and not with any present intention of selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole nor in part for any other person except to the extent held jointly with Purchaser's spouse.

          (b)   Information Concerning Company. The Purchaser has had the opportunity to discuss the plans, operations, and financial condition of the Company with its officers and has received all information the Purchaser has deemed appropriate to enable the Purchaser to evaluate the financial risk inherent in investing in the Shares.

          (c)   Economic Risk. The Purchaser realizes that the purchase of the Shares involves a high degree of risk, and the Purchaser is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its value.

          (d)   Restricted Securities. The Purchaser acknowledges that the sale of the Shares has not been registered under the Act. The Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares.

          (e)   Disposition under Rule 144.

          The Purchaser understands:

            (i)    that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act which limits the sale of the Shares in a public market transaction;

            (ii)   that (unless Rule 701 promulgated under the Act is available) the exemption from registration under Rule 144 will not be available, in any event, for at least one year from the date of purchase of and actual payment for the Shares (AND THAT PAYMENT BY A NOTE IS NOT DEEMED PAYMENT UNTIL THE NOTE IS FULLY PAID UNLESS IT IS SECURED BY ASSETS OTHER THAN THE SHARES), and even then will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 are complied with;

            (iii)  that certain sales of the Shares may be made only in limited amounts in accordance with such terms and conditions;

            (iv)  that the resale provisions of Rule 701, if available, will not apply until 90 days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"); and

            (v)   that there can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the stock will ever be saleable.

          (f)    Further Limitations on Disposition. Without in any way limiting his representations set forth above, the Purchaser further agrees that he shall in no event make any disposition of any portion of the Shares unless and until:

            (i)(A) there is in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; (B) the resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company; or (C)(1) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of the Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence; and,

            (ii)   the Shares proposed to be transferred are no longer subject to the Repurchase Option and the Purchaser shall have complied with the right of first refusal set forth in Section 5.

          (g)   Valuation of Shares. The Purchaser understands that the Shares have been valued by the board of directors for the purpose of this sale, and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. The Purchaser also understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined.

        If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser, and there is no provision for the Company to reimburse him for that tax liability. The Purchaser assumes all responsibility for such potential tax liability.

          (h)   Section 83(b) Election. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option. In the event the Company has registered under the Securities Exchange Act of 1934 (the "Exchange Act"), "restriction" with respect to officers, directors, and 10% shareholders also means the six-month period after the purchase of the Shares during which sales of certain securities by such officers, directors, and 10% shareholders would give rise to liability under Section 16(b) of the Exchange Act. The Purchaser understands that he may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option or six-month Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by the Purchaser, as the Repurchase Option lapses, or after the lapse of the six-month Section 16(b) period, on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

        THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

        7.     Limitation on Sale of Shares.

        In the event that the Company should propose to offer its securities to the general public in an initial public offering, the Purchaser agrees, at the option of the managing underwriters of such offering, not to sell any securities of the Company, other than securities registered in such offering, for a period specified by the Company not to exceed 180 days from the effective date of the registration statement filed with the Securities and Exchange Commission, pursuant to which such offering is to be made. The Purchaser further agrees, upon the request of such managing underwriter or underwriters, to execute and deliver such further agreements and instruments, consistent herewith, as it or they may reasonably request to effect this limitation.

        8.     Arbitration.

        At the option of either party, any and all disputes or controversies, whether of law or fact, and of any nature whatsoever arising from or respecting this agreement, unless otherwise expressly provided herein, shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

          (a)   The arbitrators shall be selected as follows: In the event the Company and Purchaser agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Purchaser do not so agree, the Company and Purchaser shall each select one independent, qualified arbitrator and these two arbitrators shall select a third arbitrator. The Company reserves the right to reject any individual arbitrator who shall be employed by or affiliated with a competing organization.

          (b)   Arbitration shall take place at Palo Alto, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in secrecy. In such case all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company and the Purchaser and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary or a permanent injunction, or both, and shall also be able to award damages, with or without an accounting, costs, and reasonable attorneys' fees. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (c)   Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or their authorized representatives shall have the right to attend and participate in all the arbitration hearings to the extent and in such manner as the law shall require.

        9.     Governing Law.

        This agreement shall be governed by the laws of the State of California.

        10.   Attorneys' Fees.

        The prevailing party in any legal action, including an arbitration proceeding, arising out of this agreement shall be entitled, in addition to any other rights and remedies such party may have, to reimbursement for its expenses, including costs and reasonable attorneys' fees.

        11.   Rights as Shareholders.

        Subject to the provisions and limitations hereof, Purchaser may, during the term of this agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

        12.   Additional Actions.

        The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this agreement.

        13.   Notices.

        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed, if to Purchaser, at his address shown on the Company's records and, if to the Company, at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party.

        14.   Assignment.

        The Company may assign its rights and delegate its duties under this agreement. If any such assignment or delegation requires consent of the California Commissioner of Corporations, the parties agree to cooperate in requesting such consent. This agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns.

        15.   Employment at Will.

        The parties acknowledge that Purchaser's employment relationship with the Company is at the will of either party, unless otherwise agreed in writing, and that nothing in this agreement shall affect in any manner whatsoever the right or power of the Purchaser or the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause. This Agreement does not constitute an express or implied promise of continued employment for the vesting period or any other period.

        THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED BY CONTINUED EMPLOYMENT, AND THE COMPANY'S RIGHT TO REPURCHASE UNVESTED SHARES UPON TERMINATION IS ABSOLUTE, WHETHER THE TERMINATION IS VOLUNTARY OR INVOLUNTARY, OR WITH OR WITHOUT CAUSE.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

PURCHASER	COMPANY
/s/ BEHROOZ REZVANI (Signature)	VELOCITY COMMUNICATION, a California corporation
Behrooz Rezvani (Print Name)	By:	/s/ BEHROOZ REZVANI Behrooz Rezvani, President
Address:

QuickLinks

VELOCITY COMMUNICATION RESTRICTED STOCK PURCHASE AGREEMENT April 12, 1999